UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2016

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	333-190456	22-2983783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Grove Road

Thorofare, NJ 080086

(Address of Principal Executive Offices)

(856) 848-2116

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Executive Chairman

On April 22, 2016, Dr. Raymond F. Akers, Jr., PhD, delivered a letter of resignation (the “Resignation Letter”) to the Board of Directors (the “Board”) of Akers Biosciences, Inc. (the “Company”), resigning from his position as Executive Chairman and Co-Chairman of the Board of the Company, effective immediately. Dr. Akers will continue to serve as a director of the Company.

Appointment of Chairman of the Board

Effective April 22, 2016, the Board appointed Thomas Knox, current Co-Chairman of the Board, as the sole Chairman of the Board.

Appointment of Co-Founder/Chief Scientific Director

On April 22, 2016, the Company appointed Dr. Raymond F. Akers, Jr., PhD as Co-Founder/Chief Scientific Director of the Company. Dr. Akers will be entitled to an annual base salary of $200,000 and will be eligible to receive performance bonuses at the sole discretion of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Date: April 25, 2016	By:	/s/ John Gormally
John Gormally
Chief Executive Officer